UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2012 (November 7, 2012)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment No. 2 to Executive Employment Agreement of Candace A. Clark

As previously reported, Ms. Candace A. Clark, Senior Vice President, Chief Legal Officer, and Secretary of Kaman Corporation (the “Company”), notified the Company's Board of Directors (the “Board”) of her decision to retire from the Company, effective as of November 30, 2012.

On November 7, 2012, the Board approved Amendment No. 2 to Ms. Clark's Executive Employment Agreement, originally dated as of January 1, 2007 and subsequently amended and restated as of November 11, 2008 and further amended by Amendment No. 1 thereto dated as of January 1, 2011 (as in effect prior to Amendment No. 2, the “Employment Agreement”), modifying Section 7(g) of the Employment Agreement to change the definition of “Retirement Eligibility Date” to mean age 65 or such other age at or after age 57 as shall be approved by the Board. The Board also took action to affirmatively approve age 57 as Ms. Clark's Retirement Eligibility Date, as permitted by Amendment No. 2. Ms. Clark currently is 57 years of age. Thus, for purposes of her Employment Agreement, Ms. Clark's retirement from the Company will be treated as a termination of employment on or following her Retirement Eligibility Date, entitling her to receive, among other things, a pro-rata portion of her annual bonus for 2012, as well as a pro-rata portion of each cash-based long-term performance award for which the performance period has not been completed as of the date of her retirement. All such pro-rata payments will be payable in cash at the same time any such awards are paid to other senior executives of the Company, based on the actual financial performance of the Company through the end of each applicable performance period.

The foregoing summary of Amendment No. 2 to the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of Amendment No. 2, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Third Amendment to Change in Control Agreement of William C. Denninger

On November 7, 2012, the Board approved the Third Amendment to the Change in Control Agreement, originally dated as of November 17, 2008 and amended by Amendment No. 1 thereto dated as of January 1, 2010 and the Second Amendment thereto dated as of March 8, 2010 (as in effect prior to the Third Amendment, the “Change in Control Agreement”), between the Company and William C. Denninger, Executive Vice President and Chief Financial Officer of the Company.

The Third Amendment extends the term of the Change in Control Agreement for an additional period of three years, beginning November 17, 2012, and provides for successive one-year renewals thereafter subject to a mutual right of nonrenewal upon 90-days' advance notice. All other terms and provisions of the Change in Control Agreement remain in full force and effect.

The foregoing summary of the Third Amendment to the Change in Control Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 7, 2012, the Board approved an amended Code of Business Conduct and Ethics (the “Code”), effective as of January 1, 2013, as part of its normal periodic review of Company policies. The amendments clarify, update and enhance the standards of conduct that are expected of all directors, officers and employees of the Company and its subsidiaries. Among other things, the amendments expand the sections relating to personal conflicts of interest, providing specific examples for employees, and expand the discussion regarding the giving and acceptance of gifts. None of the amendments constitutes a waiver of any provision of the Code by or on behalf of the Company's Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer.

The foregoing summary of the amendments to the Code does not purport to be complete and is subject to and qualified in its entirety by the full text of the Code, as amended by the Board on November 7, 2012, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference. The amended Code is also posted on the Company's web site at www.kaman.com under the “Corporate Governance” subsection of the “Investor Relations” tab. The information contained on or accessible through the Company's web site shall not be deemed to be a part of this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

Exhibit 10.1	Amendment No. 2 to the Executive Employment Agreement between the Company and Candace A. Clark, dated as of November 7, 2012.

Exhibit 10.2	Third Amendment to the Change in Control Agreement between the Company and William C. Denninger, dated as of November 7, 2012.

Exhibit 14.1	Kaman Corporation Code of Business Conduct and Ethics, effective as of January 1, 2013.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Vice President and Deputy General Counsel

Date: November 9, 2012

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment No. 2 to the Executive Employment Agreement between the Company and Candace A. Clark, dated as of November 7, 2012.	Filed Herewith

Exhibit 10.2	Third Amendment to the Change in Control Agreement between the Company and William C. Denninger, dated as of November 7, 2012.	Filed Herewith

Exhibit 14.1	Kaman Corporation Code of Business Conduct and Ethics, effective as of January 1, 2013.	Filed Herewith